CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Sinclair
Broadcast Group, Inc. (the "Company") of our report dated March 22, 1996 relating to the financial statements of Cincinnati TV 64 Limited Partnership, which appears in the Company's Current Report on Form 8-K dated May 9, 1996
(filed May 17, 1996). We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Boston, Massachusetts

July 7, 1997